UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 7, 2024
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods, Blvd. N. Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Note Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 Par Value	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On February 7, 2024, the Board of Directors (the “Board”) of CBIZ, Inc. (the “Company” or “CBIZ”) authorized the continuation of the Company’s Share Repurchase Program, which has been renewed annually for the past twenty years. This authorization renews the 5 million share authorization currently in place which expires on March 31, 2024. The Board of the Company has authorized the purchase of up to 5 million additional shares of its outstanding common stock to be obtained in open market, privately negotiated, or 10b5-1 trading plan purchases through March 31, 2025.

As of December 31, 2023, CBIZ had 49,813,682 shares of common stock outstanding. CBIZ’s Board believes that the repurchase program is a prudent use of the Company’s financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to CBIZ stockholders. CBIZ anticipates that it will obtain all of the funds necessary to purchase shares under the repurchase program, and to pay related fees and expenses, from operating cash flow and by borrowing under its credit facility. This authorization allows such purchases to the extent permitted under the Company’s current or any future credit facility, without further amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Chief Legal Officer & Corporate Secretary